EXHIBIT 10.5

WIRELESS TOOLKIT SUPPLEMENT TO THE SUN COMMUNITY SOURCE LICENSES
BETWEEN
SUN MICROSYSTEMS, INC. AND BORLAND SOFTWARE CORPORATION

This Wireless Toolkit Supplement (“Supplement”) to (collectively, the “Agreement”): (a) the Sun Community Source License version 2.5 for the Java 2 Platform, Connected Limited Device Configuration, including Attachment D, Sun Legal Files Index Agreement No. 80615 (“CLDC SCSL”); and (b) the Sun Community Source License version 2.7 for the Java 2 Platform, Micro Edition Mobile Information Device Profile, including Attachment D, Sun Legal Files Index Agreement No. 80616 (“MIDP SCSL”) which are Exhibits A-2 and A-3 respectively, to the Software License Agreement Sun Legal Files Index Agreement No. 80613 (“SLA”) by and between Sun Microsystems, Inc., with a principal place of business at 901 San Antonio Road, Palo Alto, California 94303 (“Original Contributor”), and Borland Software Corporation, located at 100 Enterprise Way, Scotts Valley, CA 95066 (“You”), is entered into this 21st day of December 2001 (“Supplement Effective Date”) by and between the same parties.

This Supplement is in addition and is subject to the Agreement. The Agreement and all attachments thereto shall remain unaltered and in full force and effect. Capitalized terms not defined herein shall have the same meaning as the identical capitalized terms in the Agreement, unless otherwise stated. The parties agree as follows:

SUPPLEMENT

1.0             Definitions. The parties agree that the following is hereby added to the definition of “Sun Technologies”: Java 2 Platform, Micro Edition Wireless Toolkit (“WTK”), as more fully described in Exhibit A-7, attached hereto.

2.0             WTK Field(s) of Use: The WTK is for use only in Your products incorporating WTK Sun Technology which are (a) Compliant Covered Code; (b) integrated developer tool environments (“IDE”s) using Java platform technology for use only on desktop systems running Linux, Solaris, Windows, or MacOS operating systems including but not limited to JBuilder, JBuilder Handheld Express, JdataStore, MIDAS Client for Java and any other integrated developer tool environment products; and (c) distributed only to end user developers, for the sole purpose of permitting end user developers to test and develop its own applications for use on Licensee’s own devices (by “develop its own applications” the parties do not mean to permit the inclusion of any implementation of Technology in such applications). You must have end users first enter a binding agreement with You not to deploy, distribute or make any commercial use of the IDE or the implementation of the Technology. You shall use commercially reasonable efforts, but no less effort than You use for Your own products, to enforce such agreements. The Source Code of the WTK shall not be redistributed to any party, including without limitation any other Licensee.

3.0            Upfront Source License Fee. In consideration for paying for Base Porting Kit (or, in the ease of Java 2 Enterprise Edition, Updates and Upgrades and TCK) and Java Engineering Connection support for all of the Sun Technologies licensed under the SLA, the Upfront Source License Fee for the WTK Technology shall *****.

4.0            Compatibility Requirements. Your products incorporating WTK Technology must be tightly integrated with, and must incorporate and be configured to run in conjunction with, an implementation of the Java 2 Platform, Micro Edition, Connected Limited Device Configuration and Java 2 Platform, Micro Edition, Mobile Information Device Profile, each of which meet Original Contributor’s requirements, pursuant to the the Agreement.

5.0            Distribution Royalties per unit or concurrent user: Royalties are as set forth in Section 2 of the SLA. The prepayment of royalties specified in the CLDC SCSL and MIDP SCSL shall apply to distribution of Compliant Covered Code in accordance hereunder.

6.0 Expiration. The term of this Supplement is conterminous with the term of the Agreement.

IN WITNESS WHEREOF, the parties have caused this Supplement to the Agreement to be executed by their duly authorized representatives.

Sun Microsystems, Inc.		You–Borland Software Corporation

Signed:	/s/ Neal Civjan	Signed:	/s/ Tony de la Lama

Name:	Neal Civjan	Name:	Tony de la Lama

	(printed or typed)		(printed or typed)

Title:	Director, Worldwide Sales Software and Technology Global Sales Operations	Title:	Vice President

Date:	12/21/01	Date:	12-20-01

*****	Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT A-7

JAVA 2 PLATFORM, MICRO EDITION WIRELESS TOOLKIT

Description of Technology and Documentation
The source code form of Java 2 Platform, Micro Edition Wireless Toolkit (“WTK”), as of the Supplement Effective Date, consists of the following Source Code and documentation:

a. All the files from the following packages:

[kvem.jar]
com.sun.kvem
com.sun.kvem.midp
com.sun.kvem.midp.policy
com.sun.kvem.cldc.i18n.j2mc

[ktools.zip]
com.sun.kvem.ktools
com.sun.kvem.toolbar

[kenv.zip]
com.sun.kvem.environment
com.sun.kvem.midp
com.sun.kvem.preferences
com.sun.kvem.util

[kdp.jar]
kdp
kdp.classparser
kdp. classparser.attributes
kdp. classparser.constantpoolclasses

[lime.jar]
com.sun.kvem
com.sun.kvem.lime

b. Documentation:
WTK User Guide/Install
Forte User Guide
WTK Basic Customization Guide
WTK Advanced Customization Guide